TEA LEAF MANAGEMENT INVESTMENT TRUST

TEALEAF LONG/SHORT DEEP VALUE FUND

CLASS C SHARES PLAN OF DISTRIBUTION

PURSUANT TO RULE 12b-1

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(ADOPTED AS OF DECEMBER 6, 2012)

(Amended September 17, 2013)

WHEREAS, the Tea Leaf Management Investment Trust, an Ohio business trust (the "Trust"), engages in business as an open-end management investment company and is registered, or will be registered, as such under the Investment Company Act of 1940, as amended (the "1940 Act"); and

WHEREAS, the Trust is authorized to issue an unlimited number of shares of beneficial interest without par value, which may be divided into one or more series of shares; and

WHEREAS, the Trustees of the Trust as a whole, and the Trustees who are not interested persons of the Trust (as defined in the 1940 Act) and who have no direct or indirect financial interest in the operation of this Plan or in any agreement relating hereto (the "Qualified Trustees"), having determined, in the exercise of reasonable business judgment and in light of their fiduciary duties under state law and under Section 36(a) and (b) of the 1940 Act, that there is a reasonable likelihood that this Plan will benefit the TeaLeaf Long/Short Deep Value Fund (the "Fund") and the shareholders of the Class C Shares ("Shares") of the Fund, have approved this Plan by a majority of votes cast in person at a meeting called for the purpose of voting hereon and on any agreements related hereto;

NOW THEREFORE, the Trust hereby adopts this Plan for the Shares of the Fund, in accordance with Rule 12b-1 under the 1940 Act, on the following terms and conditions:

1.

DISTRIBUTION ACTIVITIES.  Subject to the supervision of the Trustees of the Trust, the Trust may, directly or indirectly, engage in any activities related to the distribution of Shares of the Fund, which activities may include, but are not limited to, the following: (a) payments, including incentive compensation, to securities dealers or other financial intermediaries, financial institutions, investment advisors and others that are engaged in the sale of Shares, or that may be advising shareholders of the Trust regarding the purchase, sale or retention of Shares; (b) payments, including incentive compensation, to securities dealers or other financial intermediaries, financial institutions, investment advisors and others that hold Shares for shareholders in omnibus accounts or as shareholders of record or provide shareholder support or administrative services to the Fund and its shareholders; (c) expenses of maintaining personnel (including personnel of organizations with which the Trust has entered into agreements related to this Plan) who engage in or support distribution of Shares or who

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render shareholder support services not otherwise provided by the Trust's transfer agent, including, but not limited to, allocated overhead, office space and equipment, telephone facilities and expenses, answering routine inquiries regarding the Trust, processing shareholder transactions, and providing such other shareholder services as the Trust may reasonably request; (d) costs of preparing, printing and distributing prospectuses and statements of additional information and reports of the Fund for recipients other than existing shareholders of the Fund; (e) costs of formulating and implementing marketing and promotional activities, including, but not limited to, sales seminars, direct mail promotions and television, radio, newspaper, magazine and other mass media advertising; (f) costs of preparing, printing and distributing sales literature; (g) costs of obtaining such information, analyses and reports with respect to marketing and promotional activities as the Trust may, from time to time, deem advisable; and (h) costs of implementing and operating this Plan.  The Trust is authorized to engage in the activities listed above, and in any other activities related to the distribution of Shares, either directly or through other persons with which the Trust has entered into agreements related to this Plan (collectively, "Distribution Activities").

2.

PAYMENTS.

(a)  Annual Fees.  The Trust, on behalf of the Fund, shall make payments to the distributor of the Fund ("Distributor") or its designee (including the investment adviser of the Fund (the "Adviser")) that the Distributor or its designee will use to pay expenses for Distribution Activities ("Distribution Expenses") on behalf of and as agent of the Trust.  The payments shall be made as of the last business day of each month, and shall be calculated at an annual rate of 0.75% of the average value of the daily net assets of the Shares of the Fund.  Payments received by the Adviser pursuant to this Plan are in addition to fees paid by the Fund pursuant to the Management Agreement.  The Distributor shall act in the Fund's best interest in expending payments it receives, and shall use payments solely for the purpose of paying Distribution Expenses on behalf of the Fund.

(b)  Service Fees.  In addition to the payments provided for in Section 2(a) and in order to further enhance the distribution of the Shares, the Fund shall make payments to the Distributor of the Fund or its designee (including the Adviser) a fee at an annual rate of 0.25% of the average daily net assets of the Shares of the Fund for payments made to securities dealers or other financial intermediaries, financial institutions, investment advisers and others that: (a) hold Shares for shareholders in omnibus accounts or as shareholders of record or provide shareholder support or administrative services to the Fund and its shareholders; or (b) render shareholder support services not otherwise provided by the Trust’s transfer agent, including, but not limited to, allocated overhead, office space and equipment, telephone facilities and expenses, answering routine inquiries regarding the Trust, processing shareholder transactions, and providing such other shareholder services as the Trust may reasonably request.  If the Financial Industry Regulatory Authority, Inc. ("FINRA") adopts a definition of “service fees” for purposes of Section 26(d) of the Rules of Fair Practice of NASD (or any successor to such rule) or Rule 2830 of the NASD Conduct Rules (or any successor to such rule) that differs from the definition of service fees hereunder, the definition of

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service fees hereunder shall be automatically amended, without further action of the parties, to conform to such FINRA definition.  Payments received by the Adviser pursuant to this Plan are in addition to fees paid by the Fund pursuant to the Management Agreement.  The Distributor shall act in the Fund's best interest in expending payments it receives, and shall use payments solely for the purpose of paying services fees on behalf of the Fund.

3.

TERM AND TERMINATION.  (a) This Plan shall become effective upon the first issuance of Shares after the Fund has commenced operations.  (b) Unless terminated as herein provided, this Plan shall continue in effect for one year from the effective date (or amendment date) and shall continue in effect for successive periods of one year thereafter, but only so long as each such continuance is specifically approved by votes of a majority of both (i) the Trustees of the Trust and (ii) the Qualified Trustees, cast in person at a meeting called for the purpose of voting on such approval.  (c) This Plan may be terminated at any time by the vote of a majority of the Qualified Trustees or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Shares of the Fund. If this Plan is terminated, the Fund will not be required to make any payments for expenses incurred after the date of termination.

4.

AMENDMENTS.  All material amendments to this Plan must be approved in the manner provided for annual renewal of this Plan in Section 3(b) hereof.  In addition, this Plan may not be amended to increase materially the amount of expenditures provided for in Section 2 hereof unless such amendment is approved by a vote of the majority of the outstanding voting securities of the Shares of the Fund (as defined in the 1940 Act).

5.

SELECTION AND NOMINATION OF TRUSTEES.  While this Plan is in effect, the selection and nomination of Trustees who are not interested persons (as defined in the 1940 Act) of the Trust shall be committed to the discretion of the Trustees who are not interested persons of the Trust.

6.

QUARTERLY REPORTS.  The Treasurer of the Trust shall provide, or cause to be provided, to the Trustees and the Trustees shall review, at least quarterly, a written report of the amounts expended pursuant to this Plan and any related agreement and the purposes for which such expenditures were made.

7.

RECORDKEEPING.  The Trust shall preserve copies of this Plan and any related agreement and all reports made pursuant Section 6 hereof, for a period of not less than six years from the date of this Plan, the agreements or such reports, as the case may be, the first two years in an easily accessible place.

8.

LIMITATION OF LIABILITY.  A copy of the Agreement and Declaration of Trust of the Trust is on file with the Secretary of the State of Ohio and notice is hereby given that this Plan is executed on behalf of the Trustees of the Trust as trustees and not individually and that the obligations of this instrument are not binding upon the

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Trustees, the shareholders of the Trust individually or the assets or property of any other series of the Trust, but are binding only upon the assets and property of the Fund.

IN WITNESS WHEREOF, the Trust has caused this Plan to be executed as of December 6, 2012.

Attest:

TEA LEAF MANAGEMENT INVESTMENT TRUST

/s/ Sam Nebenzahl

/s/ Adam M. Hutt

Sam Nebenzahl

Adam M. Hutt

Secretary

President

IN WITNESS WHEREOF, the Trust has caused this Plan, as amended, to be executed as of September 17, 2013.

Attest:

TEA LEAF MANAGEMENT INVESTMENT TRUST

/s/ Sam Nebenzahl

/s/ Adam M. Hutt

Sam Nebenzahl

Adam M. Hutt

Secretary

President

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